Exhibit 10.1

FOURTH LOAN MODIFICATION AGREEMENT

This Fourth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of March 26, 2005, but effective as of May 4, 2005, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) and BOTTOMLINE TECHNOLOGIES (de), Inc., a Delaware corporation with its chief executive office located at 325 Corporate Drive, Portsmouth, New Hampshire 03801(“Borrower”).

1.	DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of December 28, 2001, evidenced by, among other documents, a certain Loan and Security Agreement dated as of December 28, 2001, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of December 31, 2002, between Borrower and Bank, and as further amended by a certain Second Loan Modification Agreement dated January 19, 2004, between Borrower and Bank, and as further amended by a certain Third Loan Modification Agreement dated February 4, 2005, between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness and obligations owing by Borrower to Bank shall be referred to as the “Obligations”.

2.	DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.	DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1.	The Loan Agreement shall be amended by deleting the following, appearing as Section 2.1.1(a) thereof, in its entirety:

“(a) Availability. Bank shall make Advances not exceeding (i) the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (iii) the FX Reserve, and minus (iv) the aggregate outstanding Advances hereunder (including any Cash Management Services). Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.”

and insert in lieu thereof the following:

“(a) Availability. Bank shall make Advances not exceeding (i) the Committed Revolving Line minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (iii) the FX Reserve, and minus (iv) the aggregate outstanding Advances hereunder (including any Cash Management Services). Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.”

2.	The Loan Agreement shall be amended by deleting the following, appearing as Section 2.1.2(a) thereof, in its entirety:

“(a) Bank shall issue or have issued Letters of Credit for Borrower’s account not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base minus (ii) the outstanding principal balance of any Advances (including any Cash Management Services), minus (iii) the amount of all Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (iv) the FX Reserve, plus an amount equal to any Letter of Credit Reserves. The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed Two Million Dollars ($2,000,000.00). Each Letter of Credit shall have an expiry date no later than 180 days after the Revolving Maturity Date provided Borrower’s Letter of Credit reimbursement obligation shall be secured by cash on terms acceptable to Bank on and after (i) the Maturity Date of the Committed Revolving Line if the Maturity Date of the Committed Revolving Line is not extended by Bank, or (ii) the occurrence of an Event of Default hereunder. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s form of standard Application and Letter of Credit Agreement. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.”

and inserting in lieu thereof the following:

“(a) Bank shall issue or have issued Letters of Credit for Borrower’s account not exceeding (i) the Committed Revolving Line minus (ii) the outstanding principal balance of any Advances (including any Cash Management Services), minus (iii) the amount of all Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (iv) the FX Reserve, plus an amount equal to any Letter of Credit Reserves. The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed Three Million Dollars ($3,000,000.00). Each Letter of Credit shall have an expiry date no later than 180 days after the Revolving Maturity Date provided Borrower’s Letter of Credit reimbursement obligation shall be secured by cash on terms acceptable to Bank on and after (i) the Maturity Date of the Committed Revolving Line if the Maturity Date of the Committed Revolving Line is not extended by Bank, or (ii) the occurrence of an Event of Default hereunder. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s form of standard Application and Letter of Credit Agreement. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.”

3.	The Loan Agreement shall be amended by deleting the following, appearing as Section 2.1.3 thereof, in its entirety :

“2.1.3 Foreign Exchange Sublimit. If there is availability under the Revolving Line and the Borrowing Base, then Borrower may enter in foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the “FX Forward Contract”). Bank shall subtract 10% of each outstanding FX Forward Contract from the foreign exchange sublimit, which sublimit is a maximum of Five Hundred Thousand Dollars (the “FX Reserve”). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve. Bank may terminate the FX Forward Contracts if an Event of Default occurs.”

and insert in lieu thereof the following:

“2.1.3. Foreign Exchange Sublimit. Borrower may enter into foreign exchange forward contracts with Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one (1) Business Day after the contract date (the “FX Forward Contract”). Bank shall subtract 10% of each outstanding FX Forward Contract (the “FX Reserve”) from the foreign exchange sublimit, which sublimit is a maximum of Three Million Dollars ($3,000,000.00). The total FX Forward Contracts at any one time may not exceed ten (10) times the amount of the FX Reserve. Bank may terminate the FX Forward Contracts if an Event of Default occurs. The Obligations of Borrower relating to this Section may not exceed Revolving Line Availability.”

4.	The Loan Agreement shall be amended by deleting the following, appearing as Section 2.1.4 thereof, in its entirety :

“2.1.4 Cash Management Services Sublimit. Borrower may use up to Two Hundred Fifty Thousand Dollars ($250,000.00) for the Bank’s Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in the various cash management services agreements related to such Cash Management Services (the “Cash Management Services”). Such aggregate amounts utilized under the Cash Management Services Sublimit shall at all times reduce the amount otherwise available for Credit Extensions under the Revolving Line. Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.”

and inserting in lieu thereof the following:

“2.1.4 Cash Management Services Sublimit. Borrower may use up to Three Million Dollars ($3,000,000.00) for the Bank’s Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in the various cash management services agreements related to such Cash Management Services (the “Cash Management Services”). Such aggregate amounts utilized under the Cash Management Services Sublimit shall at all times reduce the amount otherwise available for Credit Extensions under the Revolving Line. Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.”

5.	The Loan Agreement shall be amended by deleting the Section 2.2 thereof, entitled “Overadvances” in its entirety.

6.	The Loan Agreement shall be amended by deleting the following, appearing as Section 2.3(a) thereof, in its entirety:

“(a) Interest Rate. Advances accrue interest on the outstanding principal balance at a per annum rate equal to the aggregate of the Bank’s Prime Rate, and one-half of one percent (0.50%). After an Event of Default, Obligations shall bear interest at four percent (4.0%) above the rate effective immediately before the Event of Default. The interest rate shall increase or decrease when the Prime Rate changes. Interest is computed on the basis of a 360 day year for the actual number of days elapsed.”

and inserting in lieu thereof the following:

“(a) Interest Rate. Advances accrue interest on the outstanding principal balance at a per annum rate equal to the Prime Rate. After an Event of Default, Obligations shall bear interest at four percent (4.0%) above the rate effective immediately before the Event of Default. The interest rate shall increase or decrease when the Prime Rate changes. Interest is computed on the basis of a 360 day year for the actual number of days elapsed.”

7.	The Loan Agreement shall be amended by deleting the following, appearing as Section 2.4(b) thereof, in its entirety:

“(b) Unused Facility Fee. As compensation for Bank’s maintenance of sufficient funds available for such purpose, Bank shall have earned a Unused Facility Fee (so referred to herein), which fee shall be paid in full quarterly in arrears, in an amount equal to (i) 0.50% of the unused portion of the available proceeds of the Committed Revolving Line minus that portion of the Committed Revolving Line which is available to be used to issue Letters of Credit and (ii) 0.40% of the unused portion of the available proceeds of the Committed Revolving Line which are available to be used to issue Letters of Credit, which shall be calculated based on the average daily availability during each such quarter. The Borrower shall not be entitled to any credit, rebate or repayment of any Unused Facility Fee previously earned by the Bank pursuant to this Section notwithstanding any termination of the within Agreement, or suspension or termination of the Bank’s obligation to make loans and advances hereunder; and”

and inserting in lieu thereof the following:

“(b) Unused Facility Fee. As compensation for Bank’s maintenance of sufficient funds available for such purpose, Bank shall have earned a Unused Facility Fee (so referred to herein), which fee shall be paid in full quarterly in arrears, in an amount equal to (i) 0.50% of the unused portion of the available proceeds of the Committed Revolving Line minus that portion of the Committed Revolving Line which is available to be used to issue Letters of Credit and (ii) 0.40% of the unused portion of the available proceeds of the Committed Revolving Line which are available to be used to issue Letters of Credit, which shall be calculated based on the average daily availability during each such quarter. Notwithstanding the foregoing, commencing April 1, 2005, as compensation for Bank’s maintenance of sufficient funds available for such purpose, Bank shall have earned a Unused Facility Fee, which fee shall be paid quarterly, in arrears, on a calendar year basis, in an amount equal to one-quarter of one percent (0.25%) per annum of the average unused portion of the Committed Revolving Line, as determined by Bank. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Facility Fee previously earned by the Bank pursuant to this Section notwithstanding any termination of the within Agreement, or suspension or termination of the Bank’s obligation to make loans and advances hereunder; and”

8.	The Loan Agreement shall be amended by deleting Section 6.2 entitled “Financial Statements, Reports, Certificates” in its entirety, and inserting in lieu thereof the following:

“6.2. Financial Statements, Reports, Certificates.

(a) Borrower shall deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each quarter, a company prepared consolidated and consolidating balance sheet and income statement covering Borrower’s consolidated operations and Borrower’s U.S. operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) within five (5) days of filing, Borrower shall provide Bank copies of or electronic notice of links to all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt and all reports on Form 10-K filed with the Securities and Exchange Commission; (iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Three Hundred Thousand Dollars ($300,000.00) or more; (iv) annual financial projections, as approved by the Borrower’s Board of Directors and (v) other financial information reasonably requested by Bank.

(b) Borrower shall deliver to Bank, with the quarterly financial statements, a Compliance Certificate signed by a Responsible Officer in the form of Exhibit C.

9.	The Loan Agreement shall be amended by deleting Section 6.7 entitled “Financial Covenants” in its entirety, and inserting in lieu thereof the following:

“6.7 Financial Covenants.

Borrower shall maintain at all times, to be tested as of the last day of each quarter, unless otherwise notes:

(a) Adjusted Quick Ratio. As of the last day of each month, Borrower shall maintain a ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 2.0 to 1.0. Commencing on April 1, 2005, and as of the last day of each quarter thereafter, Borrower shall maintain a ratio of Quick Assets to Current Liabilities of at least 2.0 to 1.0.

(b) Maximum Net Loss/Minimum Net Profit. Commencing on April 1, 2005, Borrower (together with its subsidiaries on a consolidated basis) shall have (i) Net Loss not to exceed (A) Five Hundred Thousand Dollars ($500,000.00) as of the quarter ended December 31, 2004, (B) One Million Dollars ($1,000,000.00) as of the quarters ending March 31, 2005 and June 30, 2005, (C) Five Hundred Thousand Dollars ($500,000.00) as of the quarter ending September 30, 2005; and (ii) net profit of (A) Five Hundred Thousand Dollars ($500,000.00) as of the quarter ending December 31, 2005, and (B) the greater of either (i) Five Hundred Thousand Dollars ($500,000.00) or (ii) fifty (50.0%) percent of the Borrower’s board of director’s approved operating plan for Borrower for the quarter ending March 31, 2006 ,and as of the last day of each quarter thereafter.”

10.	The Loan Agreement shall be amended by deleting the definitions of “Borrowing Base” and “Eligible Accounts” appearing in Section 13.1 thereof.

11.	The Loan Agreement shall be amended by inserting the following definition to appear alphabetically in Section 13.1 thereof:

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and current portion of Subordinated Debt permitted by Bank to be paid by Borrower, but excluding all other Subordinated Debt.”

12.	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

““Committed Revolving Line” is Five Million Dollars ($5,000,000.00).”

““Quick Assets” is, on any date, the Borrower’s consolidated, unrestricted cash held by Bank, cash equivalents held by Bank, net billed accounts receivable and investments with maturities of fewer than 12 months held by Bank, determined according to GAAP; provided that until March 1, 2002, unrestricted cash or cash equivalents on deposit by Borrower with Fleet National Bank shall be included as Quick Assets herein.”

““Revolving Maturity Date” means March 26, 2005.”

and inserting in lieu thereof the following:

““Committed Revolving Line” is Three Million Dollars ($3,000,000.00).”

““Quick Assets” is, on any date, the Borrower’s consolidated, unrestricted cash held by Bank, cash equivalents held by Bank, net billed accounts receivable and investments with maturities of fewer than 12 months held by Bank, determined according to GAAP; provided that until March 1, 2002, unrestricted cash or cash equivalents on deposit by Borrower with Fleet National Bank shall be included as Quick Assets herein. Notwithstanding the foregoing, commencing on April 1, 2005, “Quick Assets” shall be defined as, on any date, Borrower’s unrestricted cash, and investments maintained at Bank, plus accounts receivable determined according to GAAP.”

““Revolving Maturity Date” means March 26, 2007”.

13.	The Borrowing Base Certificate appearing as Exhibit C to the Loan Agreement is hereby deleted in its entirety.

14.	The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

4.	FEES. Borrower shall pay to Bank a fully earned, non-refundable modification fee equal to Twenty-Five Thousand Dollars and 00/100 ($25,000.00), which fee shall be due on the date hereof and payable as follows: (i) Twelve Thousand Five Hundred Dollars ($12,500.00) on the date hereof, and (ii) Twelve Thousand Five Hundred Dollars ($12,500.00) on the sooner to occur of (x) an Event of Default, (y) the early termination of the Loan Agreement, or (z) March 26, 2006. The Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.	RATIFICATION OF NEGATIVE PLEDGE AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge/Intellectual Property

Security Agreement dated as of December 28, 2001, between Borrower and Bank, and acknowledges, confirms and agrees that said Negative Pledge Agreement shall remain in full force and effect.

6.	RATIFICATION OF PERFECTION CERTIFICATE. Borrower acknowledges, confirms and agrees that the disclosures and information about Borrower provided to Bank in the Perfection Certificate dated January 9, 2004, is accurate in all material respects, as of the date thereof.

7.	CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.	RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.	NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations.

10.	CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

11.	COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER: BOTTOMLINE TECHNOLOGIES (de), Inc.		BANK: SILICON VALLEY BANK

By:	/s/ ROBERT EBERLE	By:	/s/ IRINA CASE
Name:	Robert Eberle	Name:	Irina Case
Title:	President & COO	Title:	SVP

56120/510

EXHIBIT A

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK

FROM:	BOTTOMLINE TECHNOLOGIES (de), INC.

The undersigned authorized officer of BOTTOMLINE TECHNOLOGIES (de), INC. certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                          with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies
Quarterly financial statements with CC	Quarterly within 30 days		Yes	No
10-K	Within 5 days after filing with SEC		Yes	No
Financial Projections	Annually, as approved by Borrower’s BOD		Yes	No

Financial Covenant	Required	Actual	Complies
Maintain on a Quarterly Basis:
Minimum Adjusted Quick Ratio	2.0:1.0	_____:1.0	Yes	No

Profitability(net loss/min profit)	$________*	$________	Yes	No

*As set forth in Section 6.7(b) of the Agreement.

                    BANK USE ONLY

Received by:

                        AUTHORIZED SIGNER

Date:

Verified:

                        AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

3

Comments Regarding Exceptions: See Attached.

Sincerely,

SIGNATURE

TITLE

DATE

872128.2